EXHIBIT 99.2

YuMe (NYSE:YUME) - Advertising Customer Metrics	February 16, 2017
LTM: Last Twelve Months

	FY13	Q1:14 LTM	Q2:14 LTM	Q3:14 LTM	FY14	Q1:15 LTM	Q2:15 LTM	Q3:15 LTM	FY15	Q1:16 LTM	Q2:16 LTM	Q3:16 LTM	FY16
Metrics
Total Advertising Customers
Total Advertising Customers	580	635	719	807	880	935	1,010	1,030	1,001	1,009	1,002	959	846
Average Spend	$255,446	$249,957	$229,152	$212,409	$198,770	$190,353	$176,498	$169,327	$170,509	$167,959	$169,055	$172,479	$186,076

Advertising Customers with LTM $100K+ Rev.	226	240	244	266	285	278	286	300	285	287	282	257	231
Average Spend	$582,175	$589,326	$596,086	$569,831	$564,616	$582,241	$559,121	$526,377	$546,611	$542,487	$556,280	$587,887	$622,062

Year-over-Year Growth
Total Advertising Customers	29%	27%	37%	43%	52%	47%	40%	28%	14%	8%	-1%	-7%	-15%
Average Spend	-1%	3%	-7%	-14%	-22%	-24%	-23%	-20%	-14%	-12%	-4%	2%	9%

Advertising Customers with LTM $100K+ Rev.	32%	38%	32%	27%	26%	16%	17%	13%	0%	3%	-1%	-14%	-19%
Average Spend	-6%	-8%	-7%	-7%	-3%	-1%	-6%	-8%	-3%	-7%	-1%	12%	14%

Contact
Frank Barbieri
Investor Relations
(650)-503-7912
fbarbieri@yume.com